EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-54662
(To Prospectus dated June 18, 2002)


                          [RETAIL HOLDRS LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated June 18, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                           Name of Company                            Ticker        Amounts    Trading Market
           -----------------------------------------------------      ------        -------    --------------
           Albertson's, Inc.                                           ABS             8            NYSE
           Amazon.com, Inc.                                            AMZN            7         Nasdaq NMS
           Best Buy Co., Inc.                                          BBY             6            NYSE
           Costco Wholesale Corporation                                COST            8         Nasdaq NMS
           CVS Corporation                                             CVS             7            NYSE
           Federated Department Stores                                  FD             4            NYSE
           Kohl's Corporation                                          KSS             6            NYSE
           Lowe's Companies, Inc.                                      LOW            14            NYSE
           RadioShack Corporation                                      RSH             3            NYSE
           Safeway Inc.                                                SWY             9            NYSE
           Sears, Roebuck and Co.                                       S              6            NYSE
           Target Corporation                                          TGT            16            NYSE
           The Gap, Inc.                                               GPS            16            NYSE
           The Home Depot, Inc.                                         HD            40            NYSE
           The Kroger Co.                                               KR            15            NYSE
           The Limited, Inc.                                           LTD             8            NYSE
           The May Department Stores Company                           MAY             6            NYSE
           The TJX Companies, Inc.                                     TJX            10            NYSE
           Walgreen Co.                                                WAG            19            NYSE
           Wal-Mart Stores, Inc.                                       WMT            36            NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2003.